UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 11, 2018

(Date of earliest event reported)

SHARING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-205310	30-0869786
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	file number)	Identification Number)

1700 Coit Road, Suite 100, Plano, Texas 75075

(Address of principal executive offices)

(714) 203-6717

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 11, 2018, the Company entered into a Loan Agreement and Promissory Note (“loan agreement”) with Global Payroll Gateway, Inc. pursuant to which the Company borrowed the principal amount of $1,000,000. Borrowings under the loan agreement bear interest at 10% per annum and are payable in 51 equal weekly installments of $21,153.85 and a final installment of $21,153.65, with all amounts due and payable by December 11, 2019. Borrowings are pre-payable without penalty, at the option of the Company.

The foregoing description of the loan agreement is a summary only and is qualified in its entirety by the full text of the loan agreement, which his enclosed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit	Location
10.1	Loan Agreement and Promissory Note dated December 11, 2018 by and between Sharing Services, Inc. and Global Payroll Gateway, Inc.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING SERVICES, INC.

December 17, 2018	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President and Chief Executive Officer